Registration No. 333-119721

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Admendment No. 1 to

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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LOJACK CORPORATION
(Exact name of registrant as specified in its charter)
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Massachusetts (State or other jurisdiction of incorporation or organization)	04-2664794 (I.R.S. Employer Identification Number)

200 Lowder Brook Drive, Suite 1000
Westwood, Massachusetts 02090
(781) 251-4700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Keith E. Farris, Vice President of Finance and Chief Financial Officer
LoJack Corporation
200 Lowder Brook Drive, Suite 1000
Westwood, Massachusetts 02090

(781) 251-4700
(Name, address, including zip code, telephone number, including area code, of agent for service)
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Copy to:
Michael A. Matzka, Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800
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        Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by the Registrant.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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Explanatory Note

The registrant is filing this Amendment No. 1 to Form S-3 to clarify that Keith E. Farris, Vice President of Finance and Chief Financial Officer, is the principal financial officer and principal accounting officer of the registrant. This Amendment No. 1 to Form S-3 does not update any information in the Form S-3 other than as expressly set forth above.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westwood, Commonwealth of Massachusetts, on October 20, 2004.

LOJACK CORPORATION By: /s/ Thomas A. Wooters Thomas A. Wooters Executive Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ronald J. Rossi	Director, Chairman, and Chief Executive Officer	October 20, 2004

* Joseph F. Abely	Director, President, Chief Operating Officer and Treasurer	October 20, 2004

John H. MacKinnon	Director	October ___, 2004

* Robert J. Murray	Director	October 20, 2004

* Larry C. Renfro	Director	October 20, 2004

Robert L. Rewey	Director	October ___, 2004

* Harvey Rosenthal	Director	October 20, 2004

* Lee T. Sprague	Director	October 20, 2004

* Keith E. Farris	Vice President of Finance and Chief Financial Officer Officer (principal financial and accounting officer)	October 20, 2004

* By: /s/ Thomas A. Wooters
           Thomas A. Wooters
           Attorney-in-fact pursuant to the powers of attorney previously provided as part of this registration statement.